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                                                                  EXHIBIT 10.27

                           BAXTER INTERNATIONAL INC.
                      2001 INCENTIVE COMPENSATION PROGRAM

   1. Purpose. The purpose of the Baxter International Inc. 2001 Incentive Compensation Program ("Program") is to increase stockholder value and to advance the interests of Baxter International Inc. ("Baxter") and its subsidiaries (collectively, the "Company") by providing a variety of economic incentives designed to attract, retain and motivate directors, officers, other employees, consultants, independent contractors and agents. As used in this Program, the term "subsidiary" means any entity, whether or not incorporated, in which Baxter has a direct or indirect interest in the equity of the entity.

   2. Administration.

   2.1 Administration by Committee. The Program shall be administered by the Compensation Committee of the Baxter Board of Directors ("Committee"), which shall consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act") who also qualify as outside directors within the meaning of Section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended, except as otherwise determined by the Board of Directors. The Board of Directors may also exercise any or all authority otherwise delegated to the Committee under the terms of the Program with respect to the grant or administration of incentives.

   2.2 Authority. Subject to the provisions of the Program, the Committee shall have the authority to (a) interpret the provisions of the Program, and prescribe, amend, and rescind rules and procedures relating to the Program, (b) grant incentives under the Program, in such forms and amounts and subject to such terms and conditions as it deems appropriate, including, without limitation, incentives which are made in combination with or in tandem with other incentives (whether or not contemporaneously granted) or compensation or in lieu of current or deferred compensation, (c) modify the terms of, cancel and reissue, or repurchase outstanding incentives, subject to subsection 11.9(b), (d) prescribe the form of agreement, certificate or other instrument evidencing any incentive under the Program, (e) correct any defect or omission and reconcile any inconsistency in the Program or in any incentive hereunder, and (f) make all other determinations and take all other actions as it deems necessary or desirable for the administration of the Program; provided, however, that in no event shall the Committee cancel any outstanding stock option for the purpose of reissuing an option to the option holder at a lower exercise price. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons. The Committee shall comply with all applicable law in administering the Plan.

   3. Participation. Subject to the terms and conditions of the Program, the Committee shall determine and designate from time to time the directors (including non-employee directors), officers and other employees of the Company, persons expected to become directors, officers and other employees, consultants, independent contractors and agents of the Company who shall receive incentives under the Program ("Participants"). All employees of the Company are eligible to receive incentives under the Program. Participation in the Program, the grant of incentives, and any related performance goals for persons subject to section 16(a) of the Exchange Act, must be approved by the Committee. The Committee's authority with respect to participation, the grant of incentives and related performance objectives for others (persons not subject to section 16(a)) may be delegated. For purposes of the Program, references to employment shall also mean service as a director of Baxter as well as an agency or independent contractor relationship.

   4. Shares Subject to the Program.

   4.1 Number of Shares Reserved. Shares of common stock, $1.00 par value, of Baxter ("Common Stock") shall be available for incentives under the Program. To the extent provided by resolution of the Baxter Board of Directors, such shares may be uncertificated. Subject to adjustment in accordance with subsections 4.3 and 4.4, the aggregate number of shares of Common Stock available for incentives under the Program shall be 10,000,000 shares.

   4.2 Type of Common Stock. Common Stock issued under the Program in connection with Stock Options and Performance Shares may be authorized and unissued shares or issued shares held as treasury shares.

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Common Stock issued under the Program in connection with Restricted Stock or
Stock Awards shall be issued shares held as treasury shares; provided, however, that authorized and unissued shares may be issued in connection with Restricted Stock or Stock Awards to the extent that the Committee determines that past services of the Participant constitute adequate consideration for at least the par value thereof.

   4.3  Reusage of Shares.

      (a) In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any incentive under the Program, that number of shares of Common Stock that was subject to the incentive but not delivered shall again be available for incentives under the Program.

      (b) In the event that shares of Common Stock are delivered under the Program as Restricted Stock or pursuant to a Stock Award and are thereafter forfeited or reacquired by the Company pursuant to rights reserved upon the award thereof, such forfeited or reacquired shares shall again be available for incentives under the Program.

      (c) Notwithstanding the provisions of paragraphs (a) or (b), the following shares of Common Stock shall not be available for reissuance under the Program: (1) shares which are withheld from any award or payment under the Program to satisfy tax withholding obligations (as described in subsection 11.5(e)); (2) shares which are surrendered to fulfill tax obligations (as described in subsection 11.5(e)); and (3) shares which are surrendered in payment of the Option Price (as defined in subsection 5.1) upon the exercise of a Stock Option.

   4.4 Adjustments to Shares Reserved. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to incentives under the Program, the terms of any outstanding incentives (including the price at which shares of stock may be issued pursuant to an outstanding incentive) and the limitations set forth in Sections 5.1, 6, 7.1, and 8.1 shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of incentives awarded or to be awarded to Participants under the Program.

   5. Stock Options.

   5.1 Awards. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under the Program and shall determine the number, type, and terms of the Stock Options to be awarded to each of them. Stock Option awards are subject to the following specific limitations. Each Stock Option shall expire on the earlier of the date provided by the option terms or the date which is 10 years and one day after the date of grant. The option price per share ("Option Price") for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Program shall be a "nonqualified stock option" for tax purposes unless the Stock Option satisfies all of the requirements of section 422 of the Internal Revenue Code of 1986, as amended, and the Committee designates such Stock Option as an "Incentive Stock Option". No person shall receive, in any calendar year, Stock Options which, in the aggregate, represent more than 500,000 shares of Common Stock, subject to adjustment as set forth in
Section 4.4.

   5.2 Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to Baxter prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Committee may from time to time approve, provided, however, that shares of Common Stock may not be used to pay any portion of the Option Price unless such shares are shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market. The Committee may establish attestation procedures to be used in lieu of the actual delivery of shares in payment of the Option Price.

   5.3 Substitution of Cash. Notwithstanding any provision in this Program to the contrary, or any provision in any agreement evidencing a Stock Option awarded hereunder to the contrary, in the event of a

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Change in Control pursuant to paragraph (1) or (2) of subsection 11.10, or in the event of a Change in Control pursuant to paragraph (3) or (4) of subsection
11.10 in connection with which the holders of Common Stock receive consideration other than shares of Common Stock that are registered under
Section 12 of the Exchange Act, the Committee shall have the authority to require that any outstanding Stock Option be surrendered to the Company by the holder thereof for cancellation by the Company, and the holder thereof shall receive, within ten days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of shares of Common Stock then subject to such Stock Option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of Baxter in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the Stock Option.

   6. Stock Awards. Subject to the terms and conditions of the Program, the Committee shall designate the employees who shall be awarded shares of Common Stock without restrictions ("Stock Awards"), under the Program and shall determine the number and terms of the Stock Awards to be awarded to each of them. Stock Awards are subject to the following specific limitations. No person subject to section 16(a) of the Exchange Act may receive a Stock Award, and no person eligible to receive a Stock Award may receive a Stock Award representing more than 2,500 shares of Common Stock in any calendar year, subject to adjustment as set forth in Section 4.4.

   7. Restricted Stock.

   7.1 Awards. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom shares of Common Stock, subject to restrictions ("Restricted Stock"), shall be awarded under the Program and determine the number of shares and the terms and conditions of each such award. Each Restricted Stock award shall entitle the Participant to receive shares of Common Stock upon the terms and conditions specified by the Committee and subject to the following provisions of this Section 7 and the provisions of
Section 10, and no person eligible to receive Restricted Stock may receive more than 50,000 shares in any calendar year, subject to adjustment as set forth in
Section 4.4.

   7.2 Restrictions. All shares of Restricted Stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation, any or all of the following:

      (a) a required period of employment with the Company, as determined by the Committee, prior to the vesting of the shares of Restricted Stock;

      (b) a prohibition against the sale, assignment, transfer, pledge, hypothecation or other encumbrance of the shares of Restricted Stock for a specified period as determined by the Committee;

      (c) a requirement that the holder of shares of Restricted Stock forfeit (or in the case of shares sold to a Participant, resell to the Company at his or her cost) all or a part of such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions; or

      (d) a prohibition against employment of the holder of such Restricted Stock by any competitor of the Company or against such holder's dissemination of any secret or confidential information belonging to the Company.

   All restrictions on shares of Restricted Stock awarded pursuant to the Program shall expire at such time or times as the Committee shall specify.

   7.3 Registration of Shares. Shares of Restricted Stock awarded pursuant to the Program shall be registered in the name of the Participant and, if such shares are certificated, in the discretion of the Committee, may be deposited in a bank designated by the Committee or with Baxter. The Committee may require a stock power endorsed in blank with respect to shares of Restricted Stock whether or not certificated.

   7.4 Stockholder Rights. Subject to the terms and conditions of the Program, during any period in which shares of Restricted Stock are subject to forfeiture or restrictions on transfer, each Participant who has been awarded shares of Restricted Stock shall have such rights of a stockholder with respect to such shares as the

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Committee may designate at the time of the award, including the right to vote such shares and the right to receive all dividends paid on such shares. Unless otherwise provided by the Committee, stock dividends or non-cash dividends and, except as otherwise provided by subsection 11.10, any other securities distributed with respect to Restricted Stock shall be restricted to the same extent and subject to the same terms and conditions as the Restricted Stock to which they are attributable.

   7.5 Lapse of Restrictions. Subject to the terms and conditions of the Program, at the end of any time period during which the shares of Restricted Stock are subject to forfeiture or restrictions on transfer, such shares will be delivered free of all restrictions to the Participant (or to the Participant's legal representative, beneficiary or heir).

   7.6 Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the distribution) of shares of Common Stock otherwise required to be distributed to a Participant in accordance with this Section 7.

   8. Performance Shares.

   8.1 Awards. A performance share is an award which shall be paid in shares of Common Stock, as described below. Subject to the terms and conditions of the Program, the Committee shall designate the employees to whom Performance Shares are to be awarded in accordance with this Section 8 and the number of shares subject to the award and the terms and conditions of such awards. No person eligible for a Performance Share Award shall receive more than 50,000 shares in any calendar year, subject to adjustment as set forth in Section 4.4. Each Performance Share awarded pursuant to this Section 8 shall entitle the Participant to a payment in the form of one share of Common Stock upon the attainment of such performance goals and other terms and conditions as may be specified by the Committee.

   8.2 No Adjustments. Except as otherwise provided by the Committee, no adjustment shall be made in Performance Shares awarded on account of cash dividends which may be paid or other rights which may be provided to the holders of Common Stock prior to the end of any period for which performance goals were established.

   8.3 Substitution of Cash. The Committee may, in its sole discretion, substitute cash equal to the Fair Market Value (determined as of the date of the issuance) of shares of Common Stock otherwise required to be issued to a Participant in accordance with this Section 8.

   9. Other Incentives. In addition to the incentives described in Sections 5 through 8 above and subject to the terms and conditions of the Program, the Committee may grant other incentives ("Other Incentives"), payable in cash or in kind, under the Program as it determines to be in the best interest of the Company.

   10. Performance Goals and Application of Tax Deduction Limitations. Compensation attributable to a Stock Option awarded to a Participant is intended to satisfy the requirements of the exception for qualified performance-based compensation within the meaning of section 162(m) and the related regulations under the Internal Revenue Code of 1986, as amended. All awards of Restricted Stock, Performance Shares, and Other Incentives under the Program, to persons subject to section 16(a) of the Exchange Act, shall be made subject to the attainment of performance goals relating to one or more of the business criteria within the meaning of section 162(m) identified above, including but not limited to, stock price, market share, sales, net earnings, earnings per share, return on equity, costs, and cash flow, as determined by the Committee from time to time.

   11. General.

   11.1 Effective Date. The Program will become effective upon its approval by the affirmative vote of the holders of a majority of the voting stock of Baxter present in person or represented by proxy and entitled to vote thereon at a meeting of Baxter's stockholders. Unless approved within one year after the date of the Program's adoption by the Board of Directors, the Program shall not be effective for any purpose. Prior to the approval of the Program by Baxter's stockholders, the Committee may award incentives, but if such approval is not received in the specified period, then such awards shall be of no effect.

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   11.2  Duration. The Program shall remain in effect until all incentives granted under the Program have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated in accordance with the terms of the Program or the incentive and until all restrictions imposed on shares of Common Stock issued under the Program have lapsed. No incentive may be granted under the Program after the tenth anniversary of the date the Program is approved by Baxter's stockholders.

   11.3 Non-transferability of Incentives. No share of Restricted Stock, Performance Share, or Other Incentive under the Program may be transferred, pledged, or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Program or in the terms of the incentive), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Stock Options may be transferred by the holder thereof to the limited extent authorized by rules and procedures established by the Committee from time to time.

   11.4 Effect of Termination of Employment or Death. If a Participant ceases to be an employee of the Company for any reason, including death, any incentives then outstanding may be exercised or shall expire in accordance with the terms of the incentive.

   11.5  Compliance with Applicable Law and Withholding.

      (a) Notwithstanding any other provision of the Program, Baxter shall have no obligation to issue any shares of Common Stock under the Program if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

      (b) Prior to the issuance of any shares of Common Stock under the Program, Baxter or the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and that the recipient will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

      (c) With respect to any person who is subject to section 16(a) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any incentive or payment under the Program or implement procedures for the administration of the Program which it deems necessary or desirable to comply with the requirements of Rule 16b-3 of the Exchange Act.

      (d) If, at any time, Baxter, in its sole discretion, determines that the listing, registration, or qualification (or any updating of any such document) of any type of incentive, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any incentive, the issuance of shares of Common Stock pursuant to any incentive, or the removal of any restrictions imposed on shares subject to an incentive, such incentive shall not be granted and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to Baxter.

      (e) All incentives and payments under the Program are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any award under the Program or to collect as a condition of any payment under the Program, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution, or a portion thereof, otherwise required to be made under the Program to be withheld or to surrender to the Company previously owned shares of Common Stock to fulfill any tax withholding obligation.

   11.6 No Continued Employment. The Program does not constitute a contract of employment or continued service, and participation in the Program will not give any employee or Participant the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under the Program unless such right or claim has specifically accrued under the terms of the Program or the terms of any incentive under the Program.

   11.7 Treatment as a Stockholder. No incentive granted to a Participant under the Program shall create any rights in such Participant as a stockholder of Baxter until shares of Common Stock related to the incentive are registered in the name of the Participant.

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   11.8  Deferral Permitted. Payment of cash to a Participant or distribution of any shares of Common Stock to which a Participant is entitled under any incentive shall be made as provided in the terms of the incentive. Payment may be deferred at the request of the Participant to the extent provided in the incentive.

   11.9 Amendment of the Program. The Board may, at any time and in any manner, amend, suspend, or terminate the Program or any incentive outstanding under the Program; provided, however, that no such amendment or discontinuance shall:

      (a) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

      (b) alter or impair the rights of Participants with respect to incentives previously made under the Program without the consent of the holder thereof; or

      (c) make any change that would disqualify awards made under the Program, intended to be so qualified, from the exemption provided by Rule 16b-3 of the Exchange Act.

   11.10 Acceleration of Incentives. Notwithstanding any provision in this Program to the contrary or the normal terms of vesting in any incentive, (a) the restrictions on all shares of Restricted Stock awarded shall lapse immediately, (b) all outstanding Stock Options will become exercisable immediately, and (c) all performance goals shall be deemed to be met and payment made immediately if a Change in Control occurs. For purposes of this Program, a "Change in Control" shall have occurred if:

      (1) any "Person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than Baxter, any corporation owned, directly or indirectly, by the stockholders of Baxter in substantially the same proportions as their ownership of stock of Baxter, and any trustee or other fiduciary holding securities under an employee benefit plan of Baxter or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Baxter representing 30% or more of the combined voting power of Baxter's then outstanding securities;

      (2) during any period of not more than 24 months, individuals who at the beginning of such period constitute the Board of Directors of Baxter, and any new director (other than a director designated by a Person who has entered into an agreement with Baxter to effect a transaction described in paragraph (1), (3) or (4) of this subsection 11.10) whose election by the board or nomination for election by Baxter's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (3) a merger or consolidation of Baxter with any other corporation shall be consummated, other than (A) a merger or consolidation which would result in the voting securities of Baxter outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Baxter or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Baxter (or similar transaction) in which no Person acquires more than 30% of the combined voting power of Baxter's then outstanding securities; or

      (4) a plan of complete liquidation or dissolution of Baxter or an agreement for the sale or disposition by Baxter of all or substantially all of Baxter's assets (or any transaction having a similar effect) shall be consummated.

   11.11 Definition of Fair Market Value. Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on the New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) ("Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable).

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                                Amendment No. 1
                                      to
                           Baxter International Inc.
                      2001 Incentive Compensation Program

   Effective as of February 26, 2002, the third sentence of Section 5.1 of the Baxter International Inc. 2001 Incentive Compensation Program is amended to read in its entirety as follows:
         Each Stock Option shall expire on (i) the date provided by the option terms, which date shall be no later than 11 years after the date of grant or, (ii) if the option terms do not provide for an expiration date, the date which is 10 years and one day after the date of grant.

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